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                                 EXHIBIT 10.50
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LOAN AGREEMENT

BORROWER - MYWEB NETWORK SYSTEMS (BEIJING) CO. LTD
LENDER -   CHINA CONSTRUCTION BANK BEIJING BRANCH QIANMEN SUB-BRANCH

The Lender has agreed to approve the loan application from the Borrower upon the completion of the audit/review of the Borrower's turnover. Both parties hereby agree to the terms and conditions listed below:-

1.       LOAN AMOUNT - RMB3,000,000

2.       PURPOSE OF THE LOAN - for working capital purposes

3.       TERM/DURATION OF THE LOAN - 19/1/2000 until 13/1/2001

4. INTEREST RATE - 0.53625 % per month, the interest will be paid to bank every season. Interest will be computed from the date the loan was transferred to the Borrower's account. If there are changes to the official interest rate on the contract date, all necessary interest rate changes must made to the contract interest rate by the People's Bank of China. (i.e. If the official governmental interest rate changes, the contract's interest rate will also be changed)

5. USAGE PROPOSAL - RMB 3,000,000 will be fully released by the Lender on January 2000

6. PAYBACK PROPOSAL - RMB 3,000,000 will be fully repaid on January 2001 If the Borrower intends to repay the loan earlier, the Borrower must get prior approval from China Construction Bank 10 working days before the intended date of repayment.

7. INTEREST PAYING OPTION - Borrower must guarantee to pay interest on the loan on time. Interest will be debited to the Borrower's bank account (Account Number 2610016131) every season. If the Borrower default in the interest payments, China Construction Bank has the authority to debit the money from other accounts belonging to Borrower or cease the release of the loan.

8. DEDUCTION OPTION - The Borrower must pay the loan on time according to the payback proposal (stated in term No 6). If the Borrower defaults in the payments, the Lender has the authority to instruct other parties (other bank accounts of MyWeb Network System (Beijing) Corp, Ltd.) to debit money for paying interest and other necessary expenses.

9.       AMENDMENTS TO THE AGREEMENT -

         (1) No amendments are allowed once the agreement is signed by both parties

         (2) If the Borrower delays in the payment of the loan under special and acceptable circumstances, the Borrower is allowed to extend their payback period. However, the Borrower must obtain necessary approval from the China Construction Bank 30 working days in advance prior to the payback maturity date.

         (3) If the Borrower intends to assign the loan to a third party, the Borrower shall prepare the necessary documents one (1) month in advance and obtain approval from the Lender. This document can only be legally valid when both parties have signed the documents.

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         (4)      If either of the parties above are involve in any merger,
                  de-merger or takeover process, the controlling party of the original Lender/Borrower will assume the authority and responsibility of the original Lender or the Borrower after the matter occurs.

10.      LOAN GUARANTEE
         The principal and interest of this agreement is guaranteed by the mortgage property provided by the borrower. The signed mortgage contract will be a co-contract of this loan agreement.

11. If the Borrower is involve in any legal processes such as a merger, de-merger or takeover, that will subsequently affect the whole operation of the Company, a permission document shall be submitted to the lender 90 days in advance. Any amendments to the agreement can only be made with the approval of the Lender.

12.      ROLES AND RESPONSIBILITIES OF THE TWO PARTIES
         (1) The Borrower has the right to instruct the Lender to release the loan according to this loan agreement.
         (2) The Borrower shall repay the loan according to payback proposal above.
         (3) The Borrower must utilize the loan for the purpose stated above.
         (4) The Borrower shall provide monthly financial proposals to the Lender.
         (5) The Lender has the authority to investigate the utilization of the Borrower's loan.
         (6) The Lender has the authority to monitor the Borrower's business situation.
         (7)      The Lender should release their loan to Borrower on time.

13.      BREACH OF CONTRACT
         (1) If the loan was utilized for purposes other than that as stated above, the Lender has the authority to charge 0.05% per day on the portion of the loan which is used for the other purposes.
         (2) If the Borrower defaults in payment, the Lender has the authority to charge 0.021 % per day on this overdue amount. If the Borrower attempts to transfer the sum of money to another bank account in order to avoid repayment of the loan, the Lender has the authority to collect the money from the other Bank and charge the Lender 0.021% per day.
         (3) If the Borrower breaches Clause No. 11, where he/she tries to make unnecessary changes that will affect the operation of the whole Company, the Lender has the authority to terminate the loan and/or charge 2% of the loan amount for breaching the contract.
         (4) If the Borrower breaches Clause No. 15, the Lender has the authority to charge them 2% for breaching the contract.
         (5) If the Borrower breaches the contract during the duration of this agreement, the Lender has the authority/right to terminate the loan agreement and amend the existing repayment period to an earlier repayment period in order to collect the loan from the Borrower. Furthermore, the Lender also has the right to directly transfer money from the Borrower's account to recall the amount of loan outstanding subject to the conditions below:-
                  (1) The Borrower's utilisation of the loan was for purposes other than that specified above, even after prior warning from the Lender.
                  (2) The financial reports and other proposals which were provided by the Borrower was incorrect.
                  (3) Third party guarantees or mortgaged properties for this loan agreement. Where the Borrower is unable to provide a new guarantee or a new mortgage property if the third party breaches the terms of this contract or the property was accidentally damaged with the result that the fair market value is not able to cover the loan principal and interest.
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                  (4)      The Borrower was involved in a legal suit or is
                           likely to be involved in a legal suit
                  (5) The occurrence of any event which affects the ability of the Borrower to repay the amount of the loan.

14.      SOLUTIONS FOR ANY DISAGREEMENTS
         If there is any disagreement between the two parties, they shall attempt to resolve it by discussion between both parties. Alternatively, the Borrower can present the disagreement to the court.

15.      BOTH PARTIES HAVE AGREED ON THE TERMS AND CONDITIONS BELOW:-
         (1) Borrower cannot use this existing loan as mortgage and lend to third parties while the loan is not fully repaid to Lender.
         (2) Borrower cannot act as a guarantor for other parties when this existing loan has not been fully repaid to Lender.

16. Both parties must strictly adhere to the legal and financial requirements during the term of this agreement.

17. This agreement is only legally binding once both parties have signed and stamped on this agreement. This agreement shall be deem to be terminated once the Borrower has fully repaid the loan to the Lender.

18. There are two original copies of this agreement and each party is to keep an original copy. There are also two (2) photocopies of this contract.



Signature  Signed                    Signature  Signed

Stamped    MYWEB NETWORK SYSTEM      STAMPED    CHINA CONSTRUCTION BANK BEIJING
           (BEIJING) CO. LTD.                   BRANCH QIANMEN SUB-BRANCH
Date       18 February 2000          Date       19 January 2000